Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-221358) pertaining to the Hamilton Beach Brands Holding Company Executive Long-Term Equity Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-221359) pertaining to the Hamilton Beach Brands Holding Company Non-Employee Directors' Equity Compensation Plan, and

(3)	Registration Statement (Form S-8 No. 333-221360) pertaining to the Hamilton Beach Brands Holding Company Supplemental Executive Long-Term Incentive Bonus Plan;

of our report dated February 26, 2020 (except for the effect of the restatement disclosed in Note 2, as to which the date is July 23, 2020), with respect to the consolidated financial statements and schedule of Hamilton Beach Brands Holding Company and our report dated February 26, 2020 (except for the effect of the material weaknesses described in the second and third paragraphs, as to which the date is July 23, 2020), with respect to the effectiveness of internal control over financial reporting of Hamilton Beach Brands Holding Company, included in this Annual Report (Form 10-K/A) of Hamilton Beach Brands Holding Company for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Cleveland, Ohio
July 23, 2020